UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  JULY 22, 2009  (Date of earliest event reported)

THE ITALIAN OVEN, INC.
(Exact name of registrant as specified in its charter)

PA                                          0-27182                  25-1624305
                                                  (State or other jurisdiction                          (Commission File         IRS Employer
of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 8.01  Other Events

          Italian Oven Inc. (Pinksheets: IOVE) today announced the formation of Richwood Eco Ventures, Inc.  Over 80% of REVI's common stock will be owned by Italian Oven International, Inc.  Presently the company is unable to release additional information about the corporation as the venture is contingent on several factors that have not been finalized.  Persons should not invest in the company based on speculation regarding this venture as nothing may materialize from it absent a mutual agreement with the target.

          In other developments, Italian Oven Travel & Entertainment Corp. chose CCRA International, Inc. (operators of ccratravel.com) as a primary supplier of hotel reservations.  CCRA approved IOVE's use of their reservations system. CCRA will provide the company's agents to review the lowest booking prices for all major hotel chains, to receive a commission on booking reservations, and will process the credit card payments by IOVE's customers.

         IOVE's common stock is structured as follows and, pursuant to the previously announced share issuance moratorium, will not be increased any time before November 2009:

Total number of common shares:  938,291,700
Restricted common belonging to My Pleasure Limited, United Kingdom:  500,000,000
Public float shares:  325,161,800 (held by CEDE & Company)
Certificate shares:  113,129,900 (70,546,600 restricted, 42,583,300 unrestricted)

         WARNING:  IOVE constitutes an extremely speculative investment and the company's debt equals or is greater than its assets.  The company is only now redeveloping its business operations after years of dormancy.  This filing is not an offer to buy or sell securities.  This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 22, 2009

THE ITALIAN OVEN, INC.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President

          Yahoo Messenger:  theitalianoven
          AIM:   IOVNinvestors
          ICQ:   576757259
          MECA Messenger:  italianoven
          MSN:  theitalianoven (at) live.com
          Twitter:  italianoven
          web:  www.theitalianoveninc.com
          fax:  1-267-371-5168